EXECUTION COPY

INVESTMENT AGREEMENT

INVESTMENT AGREEMENT (the “Agreement”), dated as of December 11, 2007, by and among China-Biotics, Inc., a Delaware corporation, with headquarters located at No. 999 Ningqiao Road, Jinqiao Export Processing Zone, Pudong, Shanghai 201206, People’s Republic of China (the ”Company”), Mr. Jinan Song (the “Major Shareholder”), and Pope Investments II LLC, a Delaware limited liability company (“Pope”) with headquarters located at 5100 Poplar Avenue, Suite 805, Memphis, Tennessee 38137.

WHEREAS:

A. The Company wishes to sell and Pope wishes to purchase, upon the terms and conditions stated in this Agreement, the Company’s 4% senior, guaranteed convertible promissory note due 2010 (the “Note” and collectively “Notes”) in the original aggregate principal amount of Twenty Five Million Dollars ($25,000,000) in substantially the form attached hereto as Exhibit A, convertible into shares of Common Stock (defined herein) at a conversion price of $12.00 per share, subject to certain adjustments. The Note shall be convertible into shares of Company common stock, par value $0.001 per share (“Common Stock”) upon the terms and conditions set forth herein and in the Notes. The shares of Common Stock to be issued upon conversion of the Note are referred to herein as the “Note Shares”.

B. As an inducement to the purchase of the Note by Pope, the Major Shareholder has agreed to personally guarantee the Note pursuant to a personal guarantee in substantially the form attached hereto as Exhibit B (the “Guarantee”) and to secure the Guarantee with the pledge of four million (4,000,000) shares of Common Stock (the “Guarantee Shares”) pursuant to a pledge agreement substantially in the form attached hereto as Exhibit C (“Pledge Agreement”).

C. The Company, the Major Shareholder and Pope are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

D.  Contemporaneously with the Closing, the Company and Pope will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. The Note(s) and the Note Shares into which the Note(s) may be converted collectively are referred to herein as the “Securities”.

F. Unless specifically defined in the Sections hereof, certain definitions used herein are set forth in Annex I.

NOW, THEREFORE, the Company, the Major Shareholder and Pope hereby agree as follows:

1. PURCHASE AND SALE OF NOTE

(a) Purchase of Note.

(i) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to Pope, and Pope agrees to purchase from the Company, the Notes on December 11, 2007 (the “Closing Date”). The Notes shall be issuable in registered form without coupons in denominations of $500,000 principal amount and integral multiples of $10,000 in excess thereof, as directed by Pope at the Closing. Each Note shall be dated the Closing Date.

(ii) Closing. The time of the Closing shall be 10:00 a.m., Eastern Standard Time, on the Closing Date (or such later date as is mutually agreed to by the Company and Pope) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below, at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP in Seattle, Washington.

(iii) Purchase Price. The purchase price for the Notes (the “Purchase Price”) shall be Twenty Five Million Dollars ($25,000,000).

(b) Form of Payment. On the Closing Date, subject to the satisfaction of the conditions to Closing, (i) Pope shall deliver by wire transfer to an account designated by the Company, the aggregate Purchase Price for the Notes, and (ii) the Company shall deliver to Pope the Notes, in the amounts so designated, in each case duly executed on behalf of the Company and registered in the name of Pope.

2. POPE'S REPRESENTATIONS AND WARRANTIES. Pope represents and warrants that:

(a) No Sale or Distribution. Pope is acquiring the Notes, and upon conversion of any one or more of the Notes, in whole or in part, will acquire the Note Shares issuable upon any such full or partial conversion of the Note for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, Pope does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time and from time to time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and pursuant to the applicable terms of the Transaction Documents (as defined in Section 3(b)). Pope is acquiring the Securities hereunder in the ordinary course of its business. Pope does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b) Accredited Investor Status. Pope is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Pope understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Pope's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Pope set forth herein in order to determine the availability of such exemptions and the eligibility of Pope to acquire the Securities.

(d) Speculative Investment. Pope understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment.

(e) No Governmental Review. Pope understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Pope understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Pope shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Pope provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) other than with respect to the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and should Pope effect a pledge of Securities it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f); provided, that any transfer of such pledged Securities, including to the pledge, will require compliance with the provisions set forth in this paragraph.

(g) Legends. Pope understands that the Notes and, until such time as the resale of the Note Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Note Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(i) The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company (with Wells, Moore, Simmons & Hubbard, PLLC being deemed acceptable), in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. If the Company shall fail for any reason or for no reason to issue to the holder of the Securities within ten (10) Trading Days (as defined below) after the occurrence of any of (i) through (iii) above, a certificate without such legend to the holder or to issue such Securities to such holder by electronic delivery at the applicable balance account at DTC or if the Company fails to deliver unlegended Securities within three (3) Trading Days of the holder’s election to receive such unlegended Securities pursuant to clause (ii) below, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the holder's request for payment hereunder, promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”) over the product of (A) such number of shares of Common Stock, times (B) the Closing bid price on the date of exercise

(h) Organization and Qualification. Pope is duly organized and validly existing and, to the extent legally applicable, in good standing under the laws of the jurisdiction in which it was formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted. Pope is duly qualified as a foreign entity to do business and to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary.

(i) Validity; Enforcement. The Transaction Documents to which Pope is a party have been duly and validly authorized, executed and delivered on behalf of Pope and shall constitute the legal, valid and binding obligations of Pope enforceable against Pope in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(j) No Conflicts. The execution, delivery and performance by Pope of the Transaction Documents to which it is a party and the consummation by Pope of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Pope or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Pope is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Pope, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Pope to perform its obligations hereunder.

(k) Residency. Pope is a resident of the State of Tennessee.

(l) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that Pope was first contacted by the Company or any other Person regarding this investment in the Company, neither Pope nor any Affiliate of Pope which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to Pope's investments or trading or information concerning Pope's investments and (z) is subject to Pope's review or input concerning such Affiliate's investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Pope or its Trading Affiliates, effected or agreed to effect any transactions in the securities of the Company. Pope hereby covenants and agrees not to, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company or involving the Company's securities during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced as described in Section 4(i) hereof or (ii) this Agreement is terminated in full pursuant to Section 8 hereof.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as disclosed in reports, schedules, forms, statements and other documents filed by the Company with the SEC, including the registration statement on form SB-2 as most recently filed (the “SEC Documents”), the Company represents and warrants to Pope that, as of the date hereof and as of the Closing Date as follows (which representations and warranties shall be deemed to apply, as appropriate, to each Subsidiary of the Company):

(a) Organization and Qualification. The Company and its Subsidiaries are entities duly organized and validly existing and, to the extent legally applicable, in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. The Company Subsidiaries are set forth in the SEC Documents.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Notes, and each of the other agreements entered into by the Company in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the reservation for issuance and the issuance of the Note Shares issuable upon conversion of ay one or more of the Notes have been duly authorized by the Company's Board of Directors and other than as set forth in Section 3(e), no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c) Issuance of Securities. The issuance of the Notes has been duly authorized and upon issuance, in accordance with the terms of the Transaction Documents, shall be free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the sum of 150% of the maximum aggregate number of shares of Common Stock issuable upon conversion of the aggregate principal amount of Notes. Upon conversion in accordance with the Notes, the Note Shares so issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”).

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and reservation for issuance and issuance of the Note Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any Capital Stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default or breach (or an event which with notice or lapse of time or both would become a default or breach) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, to the extent that such violations, conflict, default or right would not reasonably be expected to have a Material Adverse Effect.

(e) Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for the filing of (i) one or more Registration Statements with the SEC in accordance with the requirements of the Registration Rights Agreement (which is not required to be filed before the Closing), (ii)  one ore more Current Reports on Form 8-K with the SEC, and (iii) one or more Notices of Sales of Securities with the SEC and certain states. The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f) Acknowledgment Regarding Pope's Purchase of Securities. The Company acknowledges and agrees that Pope is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that as of the date hereof Pope is not (i) an officer or director of the Company or (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144 of the 1933 Act) The Company further acknowledges that Pope is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by Pope or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Pope's purchase of the Securities. The Company further represents to Pope that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, if any, financial advisory fees, or brokers' commissions (other than for persons engaged by Pope or its investment advisor) relating to or arising out of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i) Dilutive Effect. The Company and the Major Shareholder each understands and acknowledges that the number of Note Shares issuable upon conversion of the Notes, will increase in certain circumstances. The Company and the Major Shareholder each further acknowledges that the Company’s obligation to issue the Note Shares upon conversion of the Notes in accordance with this Agreement and the Notes is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation or Bylaws or the laws of the state of its incorporation which is or could become applicable to Pope as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and Pope's ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k) SEC Documents; Financial Statements. Since March 22, 2006, the Company has filed with the SEC all documents, reports and schedules required to be filed by it by the SEC. The Company has delivered to Pope or its representatives true, correct and complete copies of any SEC Documents not available on the EDGAR system. As of their respective filing dates, except as the same may have been amended prior to the date hereof the SEC Documents complied in all material respects with the requirements, to the extent applicable, of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and except as the same may have been amended prior to the data hereof, none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to Pope which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement or in any disclosure schedules, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made not misleading.

(l) Absence of Certain Changes. Since March 31, 2007, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Since March 31, 2007, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $5,000,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, with respect to any Person (as defined in Section 3(s)), (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form SB-2 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in material violation of any term of or in default under its Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the Bylaws or their organizational charter or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in material violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any material transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(q) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 110,000,000 shares, of which as of the date hereof, (i) 100,000,000 shares are designated Common Stock, of which 37,080,000 shares are issued and outstanding (20,000,000 of which are treasury shares) and (ii) 10,000,000 shares are designated Preferred Stock, of which none are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in the SEC Documents, none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement and the registration rights agreement dated as of March 22, 2006); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to Pope true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company's Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(r) Indebtedness and Other Contracts. Except as disclosed in the Financial Statements, the SEC Documents or incurred in the ordinary course of business September 30, 2007, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(s) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, except for such actions, suits, proceedings, inquiries or investigations that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(t) Employee Relations.

(i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries, to their knowledge, are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u) Title. Except as would either, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases except for such exceptions that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted such exceptions that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(w) Environmental Laws. The Company and its Subsidiaries, to their knowledge, (i) are in compliance with any and all applicable Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(x) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(y) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(z) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits to the SEC is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits to the SEC is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(aa) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(bb) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(cc) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to Pope hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(dd) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii)  paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ee) Disclosure. All disclosure provided to Pope regarding the Company or any of its Subsidiaries, their business and the transactions contemplated hereby, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(ff) U.S. Real Property Holding Corporation. The Company is not, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Pope's request.

4. COVENANTS.

(a) Efforts. Each party shall use commercially reasonable efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company shall file a Form D (if required due to the fact that an applicable exemption under the Securities Act is available) with respect to the Securities as required under Regulation D and to provide a copy thereof to Pope promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to Pope at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Pope on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Reporting Status. Until the date on which all of the Note Shares outstanding have been sold, (the “Reporting Period”), the Company shall timely file all periodic reports and Current Reports on Form 8-K required to be filed with the SEC pursuant to the 1934 Act.

(d) Use of Proceeds. Subject to the discretion of the board of directors of the Company, the Company will use the proceeds from the sale of the Securities as follows: (i) $18 million ($18,000,000) for the construction of a new processing facility with at least 150 ton annual production capacity, (ii) $7 million ($7,000,000) for capital expenditures relating to the expansion of the Company’s existing business through (x) opening new Company operated retail outlets, and (y) expanding its operations in the bulk additive business, and (iii) if there are any remaining proceeds, for general expansion, capital expenditures and such other uses as the Company may from time to time designate.

(e) Financial Information. The Company agrees to send the following to the Noteholders during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K, 10-KSB, 10-Q or 10-QSB, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) Fees. The Company shall be responsible for the payment of any placement agent's fees, if any, financial advisory fees, or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold Pope harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(g) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Noteholder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and should any Noteholder effect a pledge of Securities, it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that the Noteholders and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Noteholder.

(h) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, within four (4) Business Days following the Closing Date, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Note, the form of the Registration Rights Agreement, the form of Guarantee, the form of Investor rights Agreement, and such financial statements and other information as required in connection with the Exchange Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). Subject to the foregoing, neither the Company, its Subsidiaries nor Pope shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Pope, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Pope shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of Pope, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of Pope in any filing, announcement, release or otherwise, unless required by law or unless required by any securities exchange on which the Company’s stock is traded or upon which the Company is applying for trading privileges.

(i) No Senior Indebtedness. The Company shall not issue any notes, bonds, indentures or similar instruments for borrowed money with rights to payment senior to that of the Notes.

(j) Corporate Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company and the Major Shareholder shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders. Notwithstanding the foregoing, the Company shall not be party to any Fundamental Transaction (as defined in the Note) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Note.

(k) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the maximum number of shares of Common Stock issuable upon conversion of the Notes then outstanding.

(l)  Government Approvals and Licenses; Compliance with Law. The Company shall, and the Company shall cause its Subsidiaries to, (a) obtain and maintain in full force and effect all Governmental Approvals, authorizations, consents, permits, concessions and licenses as are necessary to engage in the business of the Company and the Subsidiaries, (b) preserve and maintain good and valid title to its properties and assets (including land-use rights) free and clear of any Liens other than Permitted Liens and (c) comply with all laws, regulations, orders, judgments and decrees of any governmental body, except to the extent that failure so to obtain, maintain, preserve and comply would reasonably be expected to have a material adverse effect on (1) the business, results of operations or prospects of the Company and its Subsidiaries taken as a whole or (2) the ability of the Company to perform its obligations under the Notes and this Agreement.

(m) Additional Issuances of Securities.

(i) For purposes of this Section 4(m), the following definitions shall apply.

(1) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii) For so long as the Notes remain outstanding, in whole or in part, the Company will not, directly or indirectly, effect, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents of the Company or any Subsidiary (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), except for grants or issuances with respect to not more than 1,700,000 shares of Common Stock pursuant to an Approved Stock Plan (as defined in the Note), unless the Company shall have first complied with this Section 4(m)(ii).

(1) The Company shall deliver to the Noteholders an irrevocable written notice (the ”Offer Notice”) of any proposed or intended issuance or sale or exchange (the ”Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Noteholders (a) such portion of the Offered Securities (“Pro Rata Share”) as would be necessary for the Noteholders to retain, after the issuance of the Offered Securities, its respective pro rata share of Common Stock outstanding determined on a fully diluted basis and assuming the issuance of the full amount of Offered Securities, and (b) if a Noteholder elects to purchase its Pro Rata Share, any additional portion of the Offered Securities offered as the Noteholders shall indicate it will purchase or acquire should any remain unsubscribed for (the “Undersubscription Amount”) which process shall be repeated until the Noteholders shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2) To accept an Offer, in whole or in part, the Noteholder must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after it's receipt of the Offer Notice (the “Offer Period”), setting forth the portion of its Pro Rata Share that such Noteholder elects to purchase and, if a Noteholder shall elect to purchase all of its Pro Rata Share, such portion of the Undersubscription Amount, if any, that such Noteholder elects to purchase (in either case, the “Notice of Acceptance”). If the aggregate of (i) the Pro Rata Shares subscribed for by Noteholders pursuant hereto, plus (ii) the aggregate amount of Offered Securities subscribed for by other Noteholders be less than the total amount of Offered Securities, then if a Noteholder has set forth an Undersubscription Amount in its Notice of Acceptance, it shall be entitled to purchase, in addition to its initial Pro Rata Share subscribed for, its Pro Rata Share of the Undersubscription Amount.

(3) The Company shall have fifteen (15) Business Days from the expiration of the Offer Period above to (i) offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by Noteholders (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(m)(ii)(3) above), then any Noteholder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Noteholder elected to purchase pursuant to Section 4(m)(ii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Noteholders pursuant to Section 4(m)(ii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that a Noteholder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to Noteholders in accordance with Section 4(m)(ii)(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Noteholders shall acquire from the Company, and the Company shall issue to the Noteholders, the number or amount of Offered Securities specified in their respective Notices of Acceptance, as reduced pursuant to Section 4(m)(ii)(3) above if the Noteholder has so elected, upon the terms and conditions specified in the Offer. Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities within fifteen (15) Business Days of the expiration of the Offer Period, the Company shall issue to the Noteholders the number or amount of Offered Securities specified in their respective Notices of Acceptance, as reduced pursuant to Section 4(m)(ii)(4) above if a Noteholder has so elected, upon the terms and conditions specified in the Offer. The purchase by any Noteholder of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the holders of a majority of the principal amount of then outstanding Notes who have delivered Notices of Acceptance of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to them.

(6) Any Offered Securities not acquired by a Noteholder or other persons in accordance with Section 4(m)(ii)(3) above may not be issued, sold or exchanged until they are again offered to Noteholders under the procedures specified in this Agreement.

(7) The Company covenants and agrees that if any Noteholder elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Noteholder shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Noteholder prior to such Subsequent Placement.

(iii) The restrictions contained in subsection (ii) of this Section 4(m) shall not apply in connection with the issuance of up to 1,700,000 shares of Common Stock pursuant to an Approved Stock Plan (as defined in the Note).

(n) Listing on The NASDAQ Capital Market or The American Stock Exchange. As soon as practicable following qualification therefor, the Company shall file a listing application with The NASDAQ Capital Market or The American Stock Exchange with respect to the Company's Common Stock and all of the Registrable Securities, and the Company shall use commercially reasonable efforts to cause such securities to be listed on The NASDAQ Capital Market or The American Stock Exchange as soon as practicable thereafter.

(o) Board Observer Rights. Subject to the execution of a non-disclosure agreement, customary in form and substance, as requested in good faith by the Company, the Company shall allow one representative of Pope, for so long as Pope and its Affiliates beneficially own in the aggregate at least 1,100,000 shares of Common Stock (including any Notes Shares that would be issuable upon conversion of any Notes), subject to proportional adjustments to reflect stock-splits, combinations, subdivisions, or the like, to attend all meetings of the Board and the Audit Committee of the Board, in each case in a nonvoting capacity, and in connection with such observer’s attendance, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to the Board or Audit Committee, as the case may be, prior to any such meeting. Pope shall provide the Company with written notice identifying the individual who shall exercise board observation rights on behalf of Pope from time to time, which individual shall be reasonably acceptable to the Company.

         Notwithstanding the foregoing, the Board reserves the right, in the good faith exercise of its reasonable business judgment, to exclude any board observer from (1) attending any portion(s) of any Board or Audit Committee meeting or (2) receiving materials delivered to the rest of the Board or Audit Committee in connection with such portion(s) of such Board meeting if (x) the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and its counsel; (y) access to such information or attendance at such meeting could create a conflict of interest between Pope or its observer representative, on the one hand, and the Company, on the other hand, or (z) such portion of a meeting is an executive session limited solely to members of the Board of Directors and legal counsel; provided, however, that notwithstanding the foregoing, the Board may, in the exercise of its reasonable business judgment, permit such observer to attend such portions of a Board or Audit Committee meeting and receive such materials on the condition that such observer does not trade in the Company’s common stock based on such information or share the contents of the meeting or the materials with any person or entity. The decision of the Board with respect to any such exclusion shall be final and binding.

(p) Maintenance of Properties. The Company shall cause all properties used or useful in the conduct of the Company’s business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Noteholders.

(q) Payment of Taxes and other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed under the laws of any applicable jurisdiction in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Notes or with respect to this Agreement; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a Material Adverse Effect on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

(r) Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement or the Notes, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Noteholders, but will suffer and permit the execution of every such power as though no such law had been enacted.

(s) Additional Debt. The Company shall not permit any of its Subsidiaries to incur any additional Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any then outstanding Indebtedness of the Company.

(t) Restricted Payments. The Company shall not, and shall not permit its Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment, (i) the Consolidated Net Worth would be less than $25 Million ($25,000,000), or (ii) a Default or Event of Default (as defined in the Notes) shall have occurred and be continuing. The term “Restricted Payments” means:

(1)  any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any of its Subsidiaries (including any payment in connection with any merger or consolidation with or into the Company or any of its Subsidiaries) in an amount in excess of $500,000 annually, except for any dividend or distribution that is made solely to the Company or any of its Subsidiaries or any dividend or distribution payable solely in shares of Capital Stock of the Company; or

(2)  the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries (other than from the Company or any of its Subsidiaries) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock.

(u)  Asset Sales. The Company shall not, shall not permit its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless approved by Pope or in the ordinary course of business.

(v) Affiliate Transactions. Except in the ordinary course of business, the Company shall not, and shall not permit its Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(i) the terms of such Affiliate Transaction are:

(1) set forth in writing,

(2) in the best interest of the Company or such Subsidiary, as the case may be, and

(3) except as required by Applicable Law, no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company,

(ii) if any single such Affiliate Transaction or series of related payments comprising part of a single transaction (“Related Affiliate Transactions”) involve or involves total aggregate payments or value in excess of US$2.5 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction or Related Affiliate Transactions and, in its good faith judgment, believes that such Affiliate Transaction or Related Affiliate Transactions comply with clauses (i)(2) and (3) of this paragraph as evidenced by a Board Resolution promptly delivered to the Noteholders, and

(iii) if such single such Affiliate Transaction or Related Affiliate Transactions involve or involves total aggregate payments or value in excess of US$5.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction or Related Affiliate Transactions are fair, from a financial point of view, to the Company and its Subsidiaries.Notwithstanding the foregoing limitation, the Company or any of its Subsidiaries may enter into or suffer to exist the following:

(a) any transaction or series of transactions between the Company and one or more of its Subsidiaries or between two or more of its Subsidiaries in the ordinary course of business, provided that no more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Subsidiary is owned by an Affiliate of the Company (other than any Subsidiary of the Company);

(b) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor; and

(c) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Subsidiary, as the case may be, provided that such loans and advances do not exceed US$100,000 in the aggregate at any one time outstanding.

(x) Pledge of Subsidiary Stock. The Company shall enter into a pledge agreement (the “SGI Pledge Agreement”) with Pope as promptly as reasonably practicable after the Closing in order to provide Pope with a security interest in all of the shares of the capital stock (the “SGI Shares”) of Sinosmart Group, Inc. (“SGI”), a wholly-owned subsidiary of the Company. The Company will use commercially reasonable efforts to the extent legally practicable to effect such security interest in the SGI shares. The SGI Pledge Agreement and any ancillary documents shall be in form and substance reasonably satisfactory to the Company.

5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Note in which the Company shall record the name and address of the Person in whose name the Note has been issued (including the name and address of each transferee of all or any portion of the Note) and the number of Note Shares issuable upon conversion of the held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of Pope or its legal representatives.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes to Pope at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing Pope with prior written notice thereof:

(i) Pope shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) The representations and warranties of Pope shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and Pope shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Pope at or prior to the Closing Date.

(iii) Pope shall have delivered to the Company the Purchase Price.

(iv) All governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities shall have been obtained.

7. CONDITIONS TO POPE'S OBLIGATION TO PURCHASE.

The obligation of Pope hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Pope's sole benefit and may be waived by Pope at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to Pope (i) each of the Transaction Documents and (ii) the Notes to be purchased by Pope at the Closing pursuant to this Agreement.

(ii) Pope shall have received the opinion of Kirkpatrick and Lockhart Preston Gates & Ellis LLP, the Company’s outside counsel, dated as of the Closing Date.

(iii) The Company shall have delivered to Pope a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

(iv) The Company shall have delivered to Pope a certificate, executed by the Secretary of the Company and dated as of the Closing Date in a form reasonably acceptable to Pope, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's board of directors, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(v) The Major Shareholder shall have executed and delivered (i) the Guarantee and (ii) the Pledge Agreement (and shall have delivered or cause to be delivered, or registered, the Guarantee Shares in accordance with the Pledge Agreement, and taken such other actions as Pope may reasonably require to perfect its interests in the Guarantee Shares).

(vi) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Pope shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in a form reasonably acceptable to Pope.

(vii) The Company shall have delivered to Pope a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(viii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

8. TERMINATION. In the event that the Closing shall not have occurred on or before fifteen (15) Business Days from the date hereof due to the Company's or Pope's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the no breaching party's failure to waive such unsatisfied condition(s)), the no breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between Pope, the Company, their affiliates and Persons acting on their behalf with respect to this transaction and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Pope makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on Pope and holders of Securities as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents. The Company has not, directly or indirectly, made any agreements with Pope relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, Pope has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile; or upon receipt, when sent by overnight delivery service. The addresses and facsimile numbers for such communications shall be:

If to the Company:

No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China
Telephone: (86 21) 5834 9748
Facsimile: (86-21) 5031 0691
Attention:  Song Jinan

with a copy to:

Kirkpatrick & Lockhart Preston Gates Ellis, LLP
925 Fourth Avenue, Suite 2900
Seattle, Washington 98104
Telephone:  (206) 370-7679
Facsimile:  (206) 370-6240
Attention:  Eric Simonson

If to Pope:

5100 Poplar Avenue, Suite 804
Memphis, Tennessee 38137
Telephone:  (901) 763-4001
Facsimile:  (901) 763-4229
Attention:  William Wells, Manager

with a copy to:

Wells, Moore, Simmons & Hubbard, PLLC
Highland Bluff North, Suite 200

4450 Old Canton Road
Jackson, Mississippi 39211
Telephone:  (601) 354-5400
Facsimile:  (601) 355-5850
Attention:  R. Nash Neyland, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebut table evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Note).

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and Pope contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of Pope's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Pope and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnities”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnities is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnities as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnities by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Pope and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to Pope and any other holder of Securities. The Company therefore agrees that Pope and any other holder of Securities shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Pope or any successive holder of Securities exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Person may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to a Noteholder hereunder or pursuant to any of the other Transaction Documents or a Noteholder enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Pope's Obligations and Rights. Nothing contained herein or in any other Transaction Document, and no action taken by any Pope pursuant hereto or thereto, shall be deemed to constitute Pope as, and the Company acknowledges that Pope does not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Pope is in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and Pope confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Pope shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents.

(q) Agent for Service of Process . (i) The Company agrees that any document may be effectively served on it in connection with any action, suit or proceeding in the United States by service on its registered agent in the state of Delaware.

(ii) Any document shall be deemed to have been duly served if marked for the attention of the agent at its address as set forth in this Section 9(q) or such other address in the United States as may be notified to the party wishing to serve the document and (a) left at the specified address if its receipt is acknowledged in writing; or (b) sent to the specified address by post, registered mail return receipt requested. In the case of (a), the document will be deemed to have been duly served when it is left and signed for. In the case of (b), the document shall be deemed to have been duly served when received and acknowledged.

(iii) If the Company’s agent at any time ceases for any reason to act as such, the Company shall promptly appoint a replacement agent having an address for service in the United States and shall promptly notify Pope at such time of the name and address of the replacement agent. Failing such appointment and notification, the holders of a majority of the Securities at such time shall be entitled by notice to the Company to appoint a replacement agent to act on the Company’s behalf. The provisions of this Section 9(q) applying to service on an agent apply equally to service on a replacement agent.

(r) Currency. As used herein, “Dollar”, “US Dollar” and “$” each mean the lawful money of the United States.

[Signature Page Follows]

IN WITNESS WHEREOF, Pope, the Company, and the Major Shareholder have caused their respective signature page to this Investment Agreement to be duly executed as of the date first written above.

COMPANY:
CHINA-BIOTICS, INC.

By:	/s/ Song Jinan
Name: Song Jinan
Title: Chief Executive Officer

IN WITNESS WHEREOF, Pope, the Company, and the Major Shareholder have caused their respective signature page to this Investment Agreement to be duly executed as of the date first written above.

POPE:
POPE INVESTMENTS II LLC By: Pope Asset Management, LLC Its: Manager

By:	/s/ William P. Wells
Name: William P. Wells
Title: Manager

IN WITNESS WHEREOF, Pope, the Company, and the Major Shareholder have caused their respective signature page to this Investment Agreement to be duly executed as of the date first written above.

MAJOR SHAREHOLDER:
SONG JINAN

/s/ Song Jinan

ANNEX 1

MISCELLANEOUS DEFINITIONS:

The terms defined in this Annex 1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Agreement and the Notes shall have the respective meanings specified in this Annex. All other terms used in this Agreement that are defined in the 1933 Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the 1933 Act as in force at the date of the execution of this Agreement. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any

“Affiliate” of any specified Person means:

(a)  any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b)  any other Person who is a director or officer of:

(i)  such specified Person,

(ii)  any Subsidiary of such specified Person, or

(iii)  any Person described in clause (a) above.

For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding the foregoing, in no event shall either Pope Investments, LLC or Pope Asset Management, LLC or any of its or their Affiliates be considered an Affiliate of the Company.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a)  any shares of Capital Stock of a Subsidiary of the Company (other than directors’ qualifying shares), or

(b)  any other property of the Company or any of its Subsidiaries outside of the ordinary course of business of the Company or such Subsidiary,

other than, in the case of clause (a) or (b) above,

(1)  any disposition by a Subsidiary of the Company to the Company or by the Company or one of its Subsidiaries to a Subsidiary,

(2)  any disposition of inventory of the Company or any of its Subsidiaries in the ordinary course of business, or inventory or other property that in the reasonable judgment of the Company have become uneconomic, obsolete or worn out,

(3)  the sale or discount of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business, or

(3)  any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than US$5.0 million.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including preferred stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Consolidated Net Income” means the consolidated net income of the Company determined in accordance with GAAP as reflected in the SEC Documents.

“Consolidated Net Worth” means the consolidated net worth of the Company determined in accordance with GAAP as reflected in the SEC Documents.

“Fiscal Quarter” means each of the three month periods ending on March 31, June 30, September 30 and December 31.

“Intangible Assets” shall mean as of the date of any determination thereof the total amount of all assets of the Company and its Subsidiaries classified as goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as “intangible assets” in accordance with GAAP.

 “Lien” means, with respect to any property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property.

“Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “Beneficial Holder”), means any Person in whose name at the time a particular Note is registered on the Registrar’s books.

“Permitted Liens” means:

(a)  Liens in favor of the Company;

(b)  Liens securing, or created for the benefit of securing, the Notes or the Guarantee;

(c)  Liens securing debt of a Subsidiary, provided that any such Lien is limited to the property of such Subsidiary;

(d) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of the Subsidiaries;

(e) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(f)  Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of the Company or any of its Subsidiaries arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(g)  Liens on the property of the Company or any of its Subsidiaries incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and its Subsidiaries taken as a whole;

(h)  Liens on property at the time the Company or any of its Subsidiaries acquired such property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that any such Lien may not extend to any other property of the Company or any of its Subsidiaries; provided further, that such Liens shall not have been incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Company or any of its Subsidiaries;

(i)  Liens on the property of a Person at the time such Person becomes a Subsidiary of the Company; provided, however, that any such Lien may not extend to any other property of the Company or any other Subsidiary of the Company that is not a direct Subsidiary of such Person; provided further, that any such Lien was not incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Company;

(j)  Pledges or deposits by the Company or any of its Subsidiaries under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of debt) or leases to which the Company or any of its Subsidiaries is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(k)  utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

(l)  Liens existing on the Closing Date not otherwise described in clauses (a) through (h) above;

(m)  Liens on the property of the Company or any of its Subsidiaries to secure any refinancing, in whole or in part, of any debt secured by Liens referred to in clause (h), (i) or (l) above; provided, however, that any such Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property), and the aggregate principal amount of debt (and other obligations thereunder) that is secured by such Lien shall not be increased to an amount greater than the sum of:

(i)  the outstanding principal amount, or, if greater, the committed amount, of the debt (and other obligations thereunder) secured by Liens described under clause (h), (i) or (l) above, as the case may be, at the time the original Lien became a Permitted Lien under this Agreement, and

(ii)  an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Subsidiary in connection with such refinancing;

(n)  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired.

“Senior Debt” of the Company means:

(a)  all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such post-filing interest is allowed in such proceeding) in respect of:

(i)  debt of the Company for borrowed money, and

(ii)  debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable;

(b)  all obligations of the Company:

(i)  for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, or

(ii)  issued or assumed as the deferred purchase price of property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Agreement; and

(c)  all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or is liable for as guarantor;

 provided, however, that Senior Debt shall not include:

(1)  debt of the Company that is by its terms subordinate in right of payment to the Notes;

(2)  accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including guarantees thereof or instruments evidencing such liabilities);

(3)  any liability for federal, state, national, provincial, local, foreign or other taxes owed or owing by the Company;

(4)  any obligation of the Company to any of its Subsidiaries; or

(5)  any obligations with respect to any Capital Stock of the Company.

To the extent that any payment of Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Guarantee
Exhibit C	Form of Major Shareholder Pledge Agreement
Exhibit D	Form of Registration Rights Agreement